Exhibit 99.2

Boa Technology Inc. and
Subsidiaries
Unaudited Consolidated Financial Statements
As of September 30, 2020 and December 31, 2019
and for the nine-months ended September 30, 2020 and 2019

Boa Technology Inc. and Subsidiaries
Index
As of September 30, 2020 and December 31, 2019 and for the nine-months ended September 30, 2020 and 2019

Page(s)
Unaudited Consolidated Financial Statements
Balance Sheets	1

Statements of Operations	2

Statements of Changes in Stockholders' Equity	3

Statements of Cash Flows	4

Notes to Financial Statements	5

Boa Technology Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)

	As of September 30, 2020	As of December 31, 2019
Assets
Current assets
Cash and cash equivalents	$81,558,025	$50,174,174
Short-term investments	—	11,989,674
Trade accounts receivable, net	1,356,210	1,263,296
Inventory, net	4,333,446	5,904,112
Prepaid expenses and other current assets	856,030	824,274
Income tax receivable	3,979,053	109,367
Total current assets	92,082,764	70,264,897
Noncurrent assets
Property, equipment and improvements, net	9,011,866	10,529,451
Patents, trademarks and licenses, pending	1,588,653	1,443,586
Patents, trademarks, licenses and capitalized development costs, net	2,402,908	2,220,641
Deposits and other assets	1,393,497	1,527,168
Deferred tax assets, net	169,799	—
Total noncurrent assets	14,566,723	15,720,846
Total assets	$106,649,487	$85,985,743

Liabilities and Stockholder's Equity
Current liabilities
Accounts payable, trade	$1,548,929	$1,319,879
Accounts payable to related parties	1,978,281	1,716,758
Accrued expenses	5,247,705	4,266,823
Deferred revenue	2,926,388	2,451,429
Total current liabilities	11,701,303	9,754,889
Noncurrent liabilities
Deferred lease incentive	1,812,139	2,174,567
Deferred rent	827,757	775,951
Deferred tax liabilties	—	52,374
Other liabilities	293,583	230,092
Total liabilities	14,634,782	12,987,873

Commitments and contingencies (Note 3)

Stockholder's equity
Common stock, $0.001 par value; 100 shares authorized; 100 shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Additional paid-in-capital	11,944,460	11,394,619
Retained earnings	79,972,659	61,605,964
Other comprehensive income/(loss)	97,586	(2,713)
Total stockholders' equity	92,014,705	72,997,870
Total liabilities and stockholders' equity	$106,649,487	$85,985,743
The accompanying notes are an integral part of these consolidated financial statements.

Boa Technology Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	For the Nine-Months Ended
	September 30, 2020	September 30, 2019
Net sales	$77,172,854	$76,711,017
Net sales to related parties	—	1,129,172
Total sales, net	77,172,854	77,840,189
Cost of goods sold	11,130,464	11,764,742
Cost of goods sold related parties	19,943,131	21,128,019
Total cost of goods sold	31,073,595	32,892,761
Gross profit	46,099,259	44,947,428
Operating expenses	27,949,070	27,440,871
Operating income	18,150,189	17,506,557
Other income (expense)
Interest and dividend income	149,373	709,854
Other income (expense), net	172,507	(70,762)
Income before provision for income taxes	18,472,069	18,145,649
Provision for income taxes	(105,374)	(3,905,039)
Net income	$18,366,695	$14,240,610
The accompanying notes are an integral part of these consolidated financial statements.

Boa Technology Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive (Loss)	Total
Balances at December 31, 2018	100	$—	$10,410,517	$42,785,296	$—	$53,195,813
Stock-based compensation expense	—	—	444,314	—	—	444,314
Capital contributions - options	—	—	254,251	—	—	254,251
Net income	—	—	—	14,240,610	—	14,240,610
Other comprehensive income/(loss)	—	—	—	—	(2,713)	(2,713)
Balances at September 30, 2019	100	$—	$11,109,082	$57,025,906	$(2,713)	$68,132,275

Balances at December 31, 2019	100	$—	$11,394,619	$61,605,964	$(2,713)	$72,997,870
Stock-based compensation expense	—	—	419,244	—	—	419,244
Capital contributions - options	—	—	130,597	—	—	130,597
Net income	—	—	—	18,366,695	—	18,366,695
Other comprehensive income/(loss)	—	—	—	—	100,299	100,299
Balances at September 30, 2020	100	$—	$11,944,460	$79,972,659	$97,586	$92,014,705
The accompanying notes are an integral part of these consolidated financial statements.

Boa Technology Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	For the Nine-Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net income	$18,366,695	$14,240,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,120,068	2,931,299
Stock-based compensation	419,244	444,314
Loss on disposal of property, equipment and improvements	145	8,768
Write-off of patent rights	236	15,636
Deferred taxes	(222,173)	50,432
Net changes in assets and liabilities
Trade accounts receivable, net	(92,914)	417,826
Inventory, net	1,570,666	(635,868)
Prepaid expenses and other current assets	(31,756)	452,193
Deposits and other assets	233,970	(328,935)
Accounts payable, trade	354,704	(930,069)
Accounts payable due to related parties	261,523	(909,868)
Accrued expenses	980,882	1,351,019
Deferred rent	51,806	117,646
Income tax payable/receivable	(3,869,686)	(491,016)
Deferred revenue	474,959	634,546
Other liabilities	63,491	66,096
Net cash provided by operating activities	21,681,860	17,434,629
Cash flows from investing activities
Purchases of short-term investments	—	(11,931,600)
Proceeds from short-term investments	11,989,674	—
Acquisition of property, equipment and improvements	(1,493,056)	(2,956,802)
Development of patent rights	(562,796)	(451,544)
Deferred lease incentive	(362,428)	(291,328)
Net cash used in investing activities	9,571,394	(15,631,274)
Cash flows from financing activities
Proceeds from capital contributions - Options	130,597	254,251
Net cash used in financing activities	130,597	254,251
Net increase in cash	31,383,851	2,057,606
Cash and cash equivalents
Beginning of year	50,174,174	42,694,671
Ending of year	$81,558,025	$44,752,277
Supplemental disclosures of cash flow information
Cash paid for income taxes	$3,896,961	$4,279,524
Noncash activity
Accrued purchases of property, equipment and improvements	$64,853	$106,012
Accrued development of patent rights	48,346	152,880
Tenant improvements paid by lessor	—	63,000
The accompanying notes are an integral part of these consolidated financial statements.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

1.    Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations
Boa Technology Inc. (Boa or the Company) was formed in the State of Colorado on August 5, 1998. Boa was converted to a corporation in the State of Delaware on August 7, 2012. Boa is a wholly owned subsidiary of Reel Holding Corporation (Reel or Parent). Reel was formed in the State of Delaware on May 17, 2012. Reel owns 100% of the equity interest in Boa. Boa’s wholly owned subsidiary, Boa Technology Hong Kong Ltd (BHK), was incorporated in Hong Kong, China on February 12, 2010 to provide warehousing, distribution and logistics capabilities in Asia. Boa’s wholly owned subsidiary, Boa Technology Shenzhen Representative Office (SZRO), was incorporated in Shenzhen, China on September 14, 2011 to provide factory development support and quality control activities. Boa’s wholly owned subsidiary, Boa Technology GmbH, was incorporated in Mondsee, Austria on May 8, 2013 to provide sales, marketing and customer support activities. Boa’s wholly owned subsidiaries, Boa Technology Japan Inc. and Boa Technology Korea Inc., were incorporated in Chiba, Japan and Seoul, South Korea, respectively, on January 21, 2016 to provide sales, marketing and customer support activities. BHK’s wholly owned subsidiary, Boa Technology Shanghai Ltd, was incorporated in Shanghai, China on March 29, 2018 to provide sales, marketing, customer support, warehousing, distribution and logistics activities. BHK’s wholly owned subsidiary, Boa Technology Shenzhen Ltd, was incorporated in Shenzhen, China on July 23, 2019 to provide sales, marketing, customer support, warehousing, distribution and logistics activities.

The Company develops and manufactures dial-based performance fit systems. The Company is headquartered in Denver, Colorado, USA but business activities are conducted globally. The Company’s products are marketed throughout the world.

Summary of Significant Accounting Policies

Basis of Presentation
The consolidated financial statements as of September 30, 2020 and December 31, 2019 and and for the nine-months ended September 30, 2020 and 2019 are unaudited. In the opinion of management, the accompanying unaudited Consolidated Financial Statements include adjustments, all of which are of a normal, recurring nature that are necessary for a fair statement of results of operations for such periods but should not be considered as indicative of results for a full year. The consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted, pursuant to SEC regulations. Accordingly, the accompanying Consolidated Financial Statements should be read in conjunction with the company's annual financial statements for the fiscal year ended December 31, 2019.

New Accounting Guidance
In February 2016, the FASB issued ASU No. 2016-02, Leases, which changes how the definition of a lease is applied and requires lessees to recognize assets and liabilities arising from operating leases on the balance sheet. Lessees and lessors are now required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach or use an optional transition method that allows lessees and lessors to continue recognizing and disclosing leases entered into prior to the adoption date under current GAAP. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date and the ability to use hindsight in evaluating lessee options to extend a lease, terminate a lease or to purchase the underlying asset. This ASU is effective for annual and interim reporting periods in 2019 for public entities. This ASU is effective for annual reporting periods in 2020 and interim reporting periods in 2021 for nonpublic entities. In 2018 and 2019, the FASB issued the following ASUs related to ASU 2016-02: ASU 2018-10, Codification Improvements to Topic 842, Leases; ASU 2018-11, Leases: Targeted Improvements; ASU 2018-20, Leases: Narrow-Scope Improvements for Lessors; and ASU 2019-01, Leases: Codification Improvements. All of the supplemental ASUs must be adopted simultaneously with ASU 2016-02. The Company is still evaluating the potential impact of this ASU on its consolidated financial statements and related disclosures, but believes it will have a material impact on the consolidated balance sheets only.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

Principles of Consolidation
The financial statements as of December 31, 2019 and September 30, 2020 and for the nine-months ended September 30, 2020 and 2019 present the consolidated financial position of the Company and the results of their operations and cash flows for the year then ended and nine months then ended respectively. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Other Comprehensive Income
Other comprehensive gain of $97,586 and loss of $48,098 for the nine months ended September 30, 2020 and 2019, respectively, consist of foreign currency translation adjustments.

Revenue Recognition
Revenue is recognized when the Company’s performance obligations are satisfied by transferring control of the product to the customer. Transfer of control is based upon shipment under free on board shipping point freight terms. Prepayment is required for most orders prior to shipment. Payments received prior to shipment are presented as deferred revenue until the product ships. The Company excludes from revenues taxes assessed by governmental authorities, including value-added and other sales-related taxes.

The Company provides its customers the right to return products that are damaged or defective. Revenue for the nine months ended September, 30 2020 and 2019 has been reduced by $32,605 and $45,733, respectively, related to sales discounts and allowances.

Global Business Units reflect the way in which internally-reported financial information is used to make decisions and allocate resources. Revenue disaggregated by Global Business Unit is described below for the nine months ended September 30, 2020 and 2019:

	For the Nine-Months Ended
	September 30, 2020	September 30, 2019
Athletic Business Unit	20,125,303	18,566,085
Mountain Business Unit	32,678,484	34,388,844
Professional Business Unit	24,369,067	24,885,260
Total Net Sales	$77,172,854	$77,840,189

Cash and Cash Equivalents
The Company considers currency and all marketable investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains bank accounts in which the deposits are guaranteed by the Federal Deposit Insurance Corporation (FDIC). As of September 30, 2020 and December 31, 2019, the Company had $77,209,229 and $57,054,451 of deposits in excess of FDIC limits, respectively.

Short-term Investments
Short-term investments consist of U.S. Treasury securities with original maturity dates greater than three months. The Company has classified all short-term investments as trading securities as of December 31, 2019 and had no short-term investments as of September 30, 2020. Short-term investments are carried at fair market value, with the change in fair value reported in Interest and dividend income in the consolidated statements of operations.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

Trade Accounts Receivable
Trade accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history. The allowance for doubtful accounts represents the Company’s estimate for uncollectible receivables based upon management’s assessment of the probability of collection. The Company has estimated the allowance for doubtful accounts to be $55,000 as of September 30, 2020 and December 31, 2019.

Inventory
Inventory is valued at standard cost which approximates using the first-in, first-out (FIFO) method and is valued at the lower of cost and net realizable value. All inventories are classified as finished goods. The Company evaluates inventory and records an allowance for obsolete and slow-moving inventory. This allowance is based on an ongoing analysis of product demand expected to occur over the next twelve months as well as usage history over the previous 24 months. Based on management’s analysis, the allowance for obsolete and slow-moving inventory was $1,239,076 and $1,200,000, respectively, as of September 30, 2020 and December 31, 2019.

Property, Equipment and Improvements
Property, equipment and improvements are stated at cost. Depreciation expense is provided by the use of the straight-line method over the estimated useful lives of the related assets. The estimated useful lives are as follows:

Equipment	2-7 years
Sofware and computer equipment	3-5 years
Furntiture and fixtures	3-5 years
Tooling and molds	3 years
Vehicles	5 years
Leasehold improvements	Shorter of lease term or useful life

Property, equipment and improvements, net consist of the following at December 31, 2019:

	As of September 30, 2020	As of December 31, 2019
Assets under construction	$572,397	$726,414
Equipment	3,391,978	3,308,323
Software and computer equipment	4,690,317	4,347,098
Furniture and fixtures	1,209,191	1,196,186
Vehicles	120,743	120,743
Leasehold improvements	5,792,780	5,743,821
Tooling and molds	9,735,209	8,677,430
Total property, equipment and improvements at cost	25,512,615	24,120,015
Less: Accumulated Depreciation	(16,500,749)	(13,590,564)
Property, equipment and improvements, net	$9,011,866	$10,529,451

Depreciation expense was $2,936,085 and $2,770,413, respectively, for the nine months ended September 30, 2020 and 2019 respectively. Repairs and maintenance are charged to operations as incurred. Major renewals and betterments that extend the useful lives of property and equipment are capitalized.

Patents and Trademarks
Costs incurred to develop and successfully defend patents, trademarks and licenses are stated at cost. Amortization is provided by the shorter of the use of the straight-line method over 15 years (patents and licenses) and 20 years (trademarks) or the assigned life. Prior to the issuance of a patent, trademark or license, the associated costs are classified as patents, trademarks and licenses, pending on the consolidated balance sheets. Amortization begins once the patent, trademark or license is issued. The gross carrying amount of patents, trademarks and licenses issued was $3,491,690 and $3,125,439, respectively, as of September 30, 2020 and

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

December 31, 2019. Amortization expense for the nine months ended September 30, 2020 and 2019 was $183,983 and $160,886, respectively. During the nine months ended September 30, 2020 and year ended December 31, 2019, there was $366,250 and $440,844, respectively, of pending patents that were transferred to issued patents.

The estimated aggregate future amortization expense for these assets is as follows:

Years Ending December 31,
2020 (remaining 3 months)	$68,238
2021	255,925
2022	255,925
2023	242,247
2024	222,604
Thereafter	1,357,969
$2,402,908

Warranty Reserve
In general, the Company warrants its products against defects and specific nonperformance. The Company began offering lifetime warranties during 2009. The Company records a warranty reserve based on historical information on the nature, frequency and average cost of warranty claims. The warranty reserve of $534,472 and $453,369, respectively, at September 30, 2020 and December 31, 2019 is recorded in accrued expenses in the consolidated balance sheets. For the nine-months ending September 30, 2020, and 2019 the Company has recorded warranty expense of $478,440 and $400,748, respectively, included in cost of goods sold in the consolidated statements of operations.

Advertising Costs
Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. Total advertising expense for the nine months ended September 30, 2020 and 2019 was $611,558 and $887,260, respectively, and has been included in operating expenses in the consolidated statements of operations.

Income Taxes
The Company accounts for income taxes under the provisions of ASC 740, Income Taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. Investment tax credits are recognized as a reduction of income taxes in the period in which the credits are recognized. Valuation allowances are established to reduce the net deferred tax asset if it is determined to be more likely than not that all or some portion of the net deferred tax asset will not be realized.

The Company follows the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.

The Company is not subject to examination by U.S. federal tax authorities for tax years before 2016 and state tax authorities for tax years before 2015. Interest and penalties, if any, are recorded by the Company within income tax expense.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

Fair Value Measurements
The Company determines the fair market values of its financial instruments in accordance with ASC 820, Fair Value Measurements and Disclosures (ASC 820). The additional disclosures required about fair value measurements include, among other things, (a) the amounts and reasons for certain significant transfers among the three hierarchy levels of inputs, (b) the gross, rather than net, basis for certain Level 3 roll-forward information, (c) use of a “class” basis rather than a “major category” basis for assets and liabilities, and (d) valuation techniques and inputs used to estimate Level 2 and Level 3 fair value measurements. The following information incorporates these new disclosure requirements.

Under accounting standards, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company categorizes the financial assets and liabilities carried at fair value in its consolidated balance sheets based upon a three-level valuation hierarchy. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable valuation inputs (Level 3). If the inputs used to measure a financial asset or liability cross different levels of the hierarchy, categorization is based on the lowest level input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the overall fair value measurement of a financial asset or liability requires judgment, and considers factors specific to the asset or liability. The three levels are described below:

Level 1	Quoted prices for identical assets and liabilities traded in active exchange markets, such as the New York Stock Exchange.
Level 2	Observable inputs other than Level 1 including quoted prices for similar assets or liabilities, quoted prices in less active markets, or other observable inputs that can be corroborated by observable market data. Level 2 also includes derivative contracts whose value is determined using a pricing model with observable market inputs or can be derived principally from or corroborated by observable market data.
Level 3	Unobservable inputs supported by little or no market activity for financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation; also, includes observable inputs for nonbinding single dealer quotes not corroborated by observable market data.

The following is a description of the valuation methodologies used for instruments measured at fair value:

U.S. Treasury securities – Fair value is based on quoted market prices in active Markets.

The carrying value of receivables, payables and accrued expenses approximate fair value due to the short maturity of these instruments.

Concentrations of Credit Risk
As of September 30, 2020 and December 31, 2019, the following customers represent accounts receivable concentration risk:

	Accounts Receivable
Customer	September 30, 2020	December 31, 2019
A	42%	24%
B	20%	3%
C	2%	14%

The Company contracts with a vendor who manufactures inventory according to the Company’s specifications. Although this could create a temporary risk to the Company should the vendor fail to meet contractual obligations, management believes that alternative vendors would be available if needed.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

2. Stockholders' Equity

During 2012, the board of directors authorized 100 shares of $0.001 par value common stock. The Company’s parent owns 100% of the issued and outstanding shares as of September 30, 2020 and December 31, 2019.

Parent Stock Incentive Plan
In 2012, the Company’s parent adopted an equity incentive plan to provide incentive stock options of common stock to employees, consultants, and board members of the Company. Therefore, the effects of the Parent’s equity incentive plan have been pushed down to the Company’s financial statements. The board of directors has authorized a total of 467,000 shares of common stock to be allocated under the 2012 plan. In 2015, the board of directors authorized an additional 65,000 shares of common stock to be allocated under the 2012 plan. In 2016, the board of directors authorized an additional 130,000 shares of common stock to be allocated under the 2012 plan. Unexercised options granted prior to the 2012 plan to individuals whose relationship with the Company has terminated are required to be forfeited and returned to the Company and are not available for future grant. Unexercised options granted under the 2012 plan to individuals whose relationship with the Company has terminated are required to be forfeited and returned to the Company for future grant. As of September 30, 2020 a total of 86,186 stock options were available for grant under the 2012 plan.

During the nine months ended September 30, 2020 and September 30, 2019, certain employee stock options were exercised for 5,935 and 27,789 shares of common stock at $0.0001 par value for cash of $130,597 and $373,453, respectively.

A summary of option activity for the nine months ended September 30, 2020 and year ending December 31, 2019 is as follows:

	Options	Weighted-Average Exercise Price
Options outstanding at December 31, 2018	483,837	$23.30
Granted	6,000	38.24
Exercised	(20,855)	12.19
Forfeited	(12,013)	26.70
Options outstanding at September 30, 2019	456,969	$23.92

Options outstanding at December 31, 2019	448,141	$24.03
Granted	—	—
Exercised	(5,935)	22.00
Forfeited	(1,965)	31.38
Options outstanding at September 30, 2020	440,241	$24.02

No options were granted in the nine months ending September 30, 2020 and the fair value of the underlying options on their grant date in 2019 was $11.14 per share, as determined by the Black-Scholes-Merton valuation model. As of September 30, 2020 and 2019, there was a total of $1,101,626 and $1,709,020 of unrecognized expense remaining to be recognized over a weighted-average period of 1.7 and 2.4 years, respectively.

The following summarizes information about stock options outstanding and exercisable as of September 30, 2020 and 2019:

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

September 30, 2020
Options Outstanding				Options Exercisable
Exercise Price	Number of Options	Weighted-Average Remaining Contractual Life	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
$3.60	4,120	1.0 years	$3.60	4,120	$3.60
11.70	72,756	2.7 years	11.70	72,756	11.70
12.25	13,144	3.4 years	12.25	13,144	12.25
17.23	38,531	4.4 years	17.23	38,531	17.23
22.86	35,550	5.6 years	22.86	31,688	22.86
27.01	218,250	7.2 years	27.01	136,613	27.01
27.54	3,500	7.8 years	27.54	1,400	27.54
38.24	54,390	8.3 years	38.24	18,033	38.24
	440,241		$24.02	316,285	$21.61

September 30, 2019
Options Outstanding				Options Exercisable
Exercise Price	Number of Options	Weighted-Average Remaining Contractual Life	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
$3.60	4,720	2.0 years	$3.60	4,720	$3.60
11.70	74,256	3.6 years	11.70	74,256	11.70
12.25	14,831	4.4 years	12.25	14,831	12.25
17.23	39,771	5.4 years	17.23	37,309	17.23
22.86	45,591	6.6 years	22.86	32,291	22.86
27.01	218,250	8.2 years	27.01	92,963	27.01
27.54	3,500	8.8 years	27.54	700	27.54
38.24	56,050	9.3 years	38.24	—	38.24
	456,969		$23.92	257,070	$19.37

The total fair value of options vested during the nine months ended September 30, 2020 and 2019, based on fair values ranging from $6.18 to $11.67 per share, was $419,244 and $444,314, respectively, and has been recorded as compensation expense in operating expenses in the consolidated statements of operations. The intrinsic value of stock options exercised during the nine months ended September 30, 2020 and 2019 was $172,029 and $543,246, respectively.
The fair value of options was estimated using the Black-Scholes-Merton valuation model requiring the use of subjective valuation assumptions. The Black-Scholes-Merton valuation model requires several inputs, including the expected stock price volatility and expected option term.

No options were granted in the nine months ending September 30, 2020 and the fair value of options granted in the nine months ended September 30, 2019 was estimated using the following assumptions:

Nine-months ended September 30, 2019
Risk-free interest rate	1.9%
Expected dividend yield	None
Expected volatility factor	32.2%
Expected option term	6.5 years
Expected forfeitures	26.9%

The risk-free interest rate is based on the U.S. Treasury rate at the date of grant. The volatility factor was determined based on available market data for similar companies. No dividends are expected to be paid. Forfeitures and option life have been estimated by the Company based upon historical experience under the plan.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

Parent Phantom Stock Plan
In 2015, the Company’s parent adopted a phantom stock incentive plan to provide shares of phantom stock to foreign employees of the Company. The Board of Directors has authorized a total of 125,000 shares of phantom stock to be allocated under the 2015 plan. The liability associated with the plan is calculated as the difference between the fair market value of the Company’s stock price at the time of a change in control and the value assigned to each share at the time of grant, and is only triggered by a change in control. As a result, the effects of the plan will only be recorded at the time a change in control becomes probable. Phantom stockholders are required to be employed by the Company at the time of a change in control in order to vest in the award. Awards to individuals whose relationship with the Company has terminated are required to be forfeited and returned to the Company for future grant. As of September 30, 2020, a total of 52,250 shares of phantom stock are available for grant under the 2015 plan.

The following summarizes information about phantom stock outstanding as of September 30, 2020 and 2019:

September 30, 2020
Phantom Stock Outstanding
Grant Price	Number of Shares
$17.23	43,500
22.86	18,750
27.01	4,000
27.54	3,500
38.24	3,000
72,750

September 30, 2019
Phantom Stock Outstanding
Grant Price	Number of Shares
$17.23	43,500
22.86	20,500
27.01	6,250
27.54	5,000
38.24	3,000
78,250

3. Commitments and Contingencies

Leases
The Company has entered into various operating leases for the use of office space. The leases require payments ranging from $3,303 to $329,201 per month, and expire at various times through July 2028. The Company also has a lease for office equipment that expires in July 2025. Certain leases include fixed rent increase provisions.

The minimum annual payments under the terms of these leases and product commitments as of September 30, 2020 are as follows:

2020 (remaining 3 months)	$1,168,836
2021	4,238,560
2022	4,052,647
2023	4,106,085
2024	4,167,467
Thereafter	2,758,043
$20,491,638

Rent expense for the nine months ended September 30, 2020 and 2019 was $3,220,258 and $3,036,011, respectively.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

4. Income Taxes

Income tax provision consists of the following components for the nine months ended September 30, 2020 and 2019:

		Nine-months ended
		September 30, 2020	September 30, 2019
Current
Federal		$(889,888)	$3,199,787
State		—	—
Foreign		1,217,434	654,815
	Total current provision	327,546	3,854,602
Deferred
Federal		(223,616)	91,269
State		1,444	(40,832)
	Total deferred provision	(222,172)	50,437
	Total provision for income taxes	$105,374	$3,905,039

Deferred tax assets and liabilities as of September 30, 2020 and December 31, 2019 consist of the following components:

	As of
	September 30, 2020	December 31, 2019
Noncurrent deferred tax assets (liabilities)
Accrued liabilities	$117,534	$91,777
Inventory reserve	260,300	252,412
Warranty	112,279	95,363
Intangible assets	28,210	41,399
Net operating loss	36,522	845,528
Depreciation of property and equipment	(417,949)	(606,716)
Other	93,733	73,391
Valuation allowance	(60,830)	(845,528)
Total noncurrent deferred taxes, net	$169,799	$(52,374)

Other liabilities on the consolidated balance sheets include $293,583 and $230,092, respectively, as a provision for uncertain tax positions.

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax net income compared to the income taxes in the consolidated statements of operations for the nine months ended September 30, 2020 and 2019.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)

	For the Nine-months ended
	September 30, 2020	September 30, 2019
US federal income tax expense at statutory rates	$3,872,800	$3,810,581
2018 Amended return (FDII deduction)	(1,295,738)	—
2019 Return to provision (FDII deduction)	(1,591,948)	—
Research and development credit	(238,088)	(334,141)
Foreign tax credit	(560,499)	(235,625)
Permanent items	(455,907)	395,965
Foreign tax fees	197,804	(49,126)
Other	176,950	317,385
Total provision for income taxes	$105,374	$3,905,039

5. Employee Benefit Plans

Effective January 1, 2004, the Company established a 401(k) plan (the Plan). Qualified participants must be at least 21 years of age and have completed three months of service with the Company. Participants may contribute up to the maximum amount allowable by current federal regulations. The Company may make matching contributions equal to a discretionary percentage, not limited to current or accumulated net profits. Effective January 1, 2008, the Company elected to match employee contributions dollar for dollar on the first three percent of employee deferral, and fifty cents on the dollar for the next two percent deferred by the employee. Also, effective January 1, 2008 employees are immediately vested in the Company safe harbor match. The Company’s contribution to the Plan was $346,898 and $300,800, respectively, for the nine months ended September 30, 2020 and 2019.
6. Related Party

The Company conducts business with a contract manufacturer in China. The owner of the Company’s primary contract manufacturer owns approximately 13% of the outstanding stock of Reel Holding Corporation. The Company had $20,232,438 and $20,242,850 of transactions with the contract manufacturer for the nine months ended September 30, 2020 and 2019. Amounts owed to the contract manufacturer at September 30, 2020 and December 31, 2019 were $1,978,281 and $1,716,758 respectively. As of September 30, 2020, and December 31, 2019, the contract manufacturer had an accounts receivable balance of $5,346 and $18,472, respectively.

The Company pays a quarterly management fee to Glenbrook Consumer Partners. Fees paid were $487,500 and $487,500, respectively, during the nine months ended September 30, 2020 and 2019. In addition, the Company’s parent maintains an equity incentive plan for the benefit of the Company’s employees, consultants, and board members (Note 2).

7. Subsequent Events

On October 16, 2020 Compass Diversified (NYSE: CODI) acquired the Company for a purchase price of $454 million (excluding working capital, other customary adjustments, and acquisition related costs) with an initial equity ownership of 82%. The Company’s management team and existing shareholders invested alongside CODI and own the remaining 18%.

Boa has evaluated subsequent events up through December 28, 2020, the date the financial statements were issued.